UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue
New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 6, 2025, Coty Inc. (the “Company”) issued a press release announcing that it, together with its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (collectively with the Company, the “Issuers”), priced a private offering of $900.0 million aggregate principal amount of the Issuers’ 5.600% senior notes due 3031 (the “Notes”). The offering of the Notes is expected to close on or around October 15, 2025, subject to customary closing conditions.

The Issuers intend to use the proceeds from the offering, together with cash on hand, to redeem all of the Company’s outstanding 5.000% senior secured notes due 2026 (the “5.000% Senior Secured Notes”) and a portion of the Company’s outstanding 3.875% senior secured notes due 2026 (the “3.875% Senior Secured Notes”), in each case at par, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, including to pay fees and expenses related thereto. The Issuers will use cash on hand to pay the offering expenses payable by them in connection with the offering.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Additionally, this Current Report on Form 8-K does not constitute a notice of redemption with respect to the 5.000% Senior Secured Notes or the 3.875% Senior Secured Notes.

A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Forward-Looking Statements

The statements contained in or incorporated by reference into this Current Report on Form 8-K include certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the expected closing of the offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that the Company considers reasonable, but are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual events or results (including the Company’s financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including the Issuers’ ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to the Company, or at all, and other factors identified in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. All forward-looking statements made or incorporated by reference herein are qualified by these cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of the document in which such statement is made, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Coty Inc., dated October 6, 2025, relating to the pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: October 6, 2025	By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer